Exhibit 24.2

BOJANGLES’, INC.

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifton Rutledge, M. John Jordan and Eric M. Newman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Bojangles’, Inc.) to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-1 (No. 333-203268) and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 22nd day of April 2015.

Signature	Title

/s/ Robert E. Alderson Robert E. Alderson	Director

/s/ John E. Currie John E. Currie	Director